Exhibit 99.6
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that a statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock, $0.01 par value per share, of Acco Brands Corporation, shall be filed on behalf of each of the undersigned and acknowledges that as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.
Date: November 23, 2005

LANE INDUSTRIES, INC.
By:	/s/ Arthur J. Schiller
Arthur J. Schiller, Senior Vice President
Secretary and General Counsel

LED I LLC
By:	Lane Industries, Inc.
its sole Member

By:	/s/ Arthur J. Schiller
Arthur J. Schiller, Senior Vice President
Secretary and General Counsel

LED II LLC
By:	Lane Industries, Inc.
its sole Member

By:	/s/ Arthur J. Schiller
Arthur J. Schiller, Senior Vice President
Secretary and General Counsel